EXHIBIT 99.1

Wyndham Worldwide Reports Second Quarter 2017 Results

Strong Top-Line Momentum

Increases Full-Year EPS Guidance

Announces Plan To Become Two Publicly Traded Hospitality Companies

PARSIPPANY, N.J. (August 2, 2017) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended June 30, 2017. Earlier today the Company also announced its plan to separate into two publicly traded hospitality companies.

SECOND QUARTER 2017 OPERATING RESULTS

Second quarter revenues were $1.5 billion, up 5% compared with the prior year period. Full reconciliations of GAAP results to non-GAAP measures for all reported periods appear in the tables to this press release.

Net income for the second quarter of 2017 was $78 million compared with $156 million for the second quarter of 2016, reflecting a non-cash impairment charge on the write-down of undeveloped land detailed in Table 7 of this press release. Diluted earnings per share (EPS) were $0.75 compared with $1.39 for the prior year period.

Adjusted net income for the second quarter of 2017, which excludes charges in both 2016 and 2017 as detailed in Table 7 of this press release, was $159 million compared with $156 million for the second quarter of 2016, reflecting strong top-line momentum across the Company, partially offset by a higher provision for loan losses and higher legal fees at Wyndham Vacation Ownership. Adjusted diluted EPS was $1.53 compared with $1.40 per share in the prior year period, further reflecting the benefit of the Company’s share repurchase program.

Second quarter EBITDA was $214 million, compared with $340 million in the prior year period, reflecting the previously referenced non-cash impairment charge on the write-down of undeveloped land detailed in Table 8 of this press release. Adjusted EBITDA, which excludes charges in both 2017 and 2016 as detailed in Table 8 of this press release, was $350 million, compared with $340 million in the prior year period, primarily reflecting strong top-line momentum across the Company, partially offset by a higher provision for loan losses and higher legal fees at Wyndham Vacation Ownership. Adjusted EBITDA increased 4% on a currency-neutral basis.

“With summer closing in on the half-way point, all of our businesses are performing well,” said Stephen P. Holmes, chairman and CEO. “Our hotel group is seeing constant currency RevPAR growth both domestically and internationally, our vacation rentals business is benefiting from continued strong booking trends, and sales sharply accelerated at our vacation ownership business as we continue to execute on our new owner growth strategy. This strong topline momentum further reflects how these businesses are poised for continued success as stand-alone public companies.”

For the six months ended June 30, 2017, net cash provided by operating activities was $663 million, compared with $706 million in the prior year period. The decrease primarily reflects higher inventory spending and the timing of working capital.

Free cash flow was $581 million for the six months ended June 30, 2017, compared with $616 million for the same period in 2016, primarily reflecting the changes in net cash provided by operating activities. The Company defines free cash flow as net cash provided by operating activities less capital expenditures.

SECOND QUARTER 2017 BUSINESS UNIT RESULTS

Hotel Group

Revenues were $345 million in the second quarter of 2017, compared with $334 million in the second quarter of 2016. EBITDA was $106 million in the second quarter compared with $101 million in the prior year quarter, growing 6% on a currency-neutral basis. Results reflect higher franchise fees and growth in the Wyndham Rewards credit card program.

Second quarter domestic same-store RevPAR increased 2.8% compared with the second quarter of 2016. In constant currency, global system-wide, same-store RevPAR increased 3.3%.

As of June 30, 2017, the Company’s hotel system consisted of over 8,100 properties and approximately 705,700 rooms, a 3.3% net room increase compared with the second quarter of 2016. The development pipeline increased to nearly 1,230 hotels and over 150,800 rooms, an 18% year-over-year room increase, of which 57% were international and 67% were new construction.

Destination Network

Revenues were $405 million in the second quarter of 2017, compared with $384 million in the second quarter of 2016, an increase of 5%.

Vacation rental revenues were $220 million compared with $202 million in the prior year quarter. In constant currency and excluding acquisitions, vacation rental revenues increased 9%, reflecting a 7.8% increase in transaction volume and a 0.9% increase in the average net price per rental. Transaction volume benefited from capacity increases across the Company’s European brands and the favorable impact from the timing of the Easter holiday.

Exchange revenues were $159 million, an increase of 1% in constant currency compared with the prior year quarter. Exchange revenue per member increased 2.4% and the average number of members declined 1.7%.

EBITDA was $89 million in the second quarter of 2017, a 5% increase compared with the second quarter of 2016. On a currency-neutral basis and excluding the impact of acquisitions, EBITDA increased 6%, reflecting stronger performance in our vacation rental brands, which benefited from the favorable impact of the timing of the Easter holiday, as well as the reversal of a previously recorded value-added tax reserve.

Vacation Ownership

Revenues increased 6% to $750 million in the second quarter of 2017, compared with $705 million in the second quarter of 2016. The increase reflects an increase in gross VOI sales of 9% as well as higher consumer financing revenues, partially offset by a higher provision for loan losses.

Tour flow increased 10.3% driven by increased tours to new owners. Volume per guest (VPG) declined 1.1%, primarily reflecting a 14% increase in sales to new owners in North America, which produce a lower VPG.

EBITDA was $47 million in the second quarter of 2017 compared with $187 million in the prior year quarter. The EBITDA decline reflects the previously mentioned impairment charge on the write-down of undeveloped land as detailed in Table 8 of this press release. Adjusted EBITDA was $183 million in the second quarter of 2017, a 2% decline compared with the second quarter of 2016. Results reflect the increase in revenues, offset by higher legal expenses and the absence of a $4 million benefit from business interruption insurance claims received in the second quarter of 2016.

OTHER ITEMS

•	The Company repurchased 1.6 million shares of common stock for $150 million during the second quarter of 2017 at an average price of $95.82. From July 1 through August 1, 2017, the Company repurchased an additional 0.5 million shares for $50 million.
•	Net interest expense in the second quarter of 2017 was $37 million compared with $32 million in the second quarter of 2016, reflecting the issuance of a $300 million 4.15% 7-year unsecured note and $400 million 4.50% 10-year unsecured note in March.
•	Depreciation and amortization in the second quarter of 2017 was $66 million, compared with $63 million in the second quarter of 2016, as additional long-term projects came into service.

Balance Sheet Information as of June 30, 2017:

•	Cash and cash equivalents of $415 million, compared with $185 million at December 31, 2016
•	Vacation ownership contract receivables, net of $2.8 billion, unchanged from December 31, 2016
•	Vacation ownership and other inventory of $1.3 billion, compared with $1.4 billion at December 31, 2016
•	Securitized vacation ownership debt of $2.1 billion, unchanged from December 31, 2016
•	Long-term debt of $3.7 billion, compared with $3.4 billion at December 31, 2016. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.1 billion as of June 30, 2017, unchanged from December 31, 2016.

A schedule of debt is included in Table 12 of this press release.

OUTLOOK

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include projected share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

The Company provides the following guidance for the full year 2017:

•	Reiterates revenues of approximately $5.80 billion to $5.95 billion
•	Reiterates adjusted net income of approximately $631 million to $652 million
•	Reiterates adjusted EBITDA of approximately $1.41 billion to $1.44 billion
•	Updates adjusted diluted EPS to approximately $6.04 to $6.24 based on a diluted share count of 104.5 million from $5.98 to $6.18 based on a diluted share count of 105.5 million

In determining adjusted net income, adjusted EBITDA and adjusted EPS, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. A description of the adjustments that have been applicable for the reported periods in determining adjusted net income, adjusted EBITDA and adjusted EPS are reflected in Tables 7 and 8 of this press release. The Company is providing an outlook for net income, EBITDA and EPS only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments or other potential adjustments that may arise in the future during the outlook period, which can be dependent on future events that may not be reliably predicted. See Table 10 for certain non-GAAP information concerning the outlook period.

The Company will post full guidance information on its website following the conference call.

CONFERENCE CALL INFORMATION

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results, outlook and guidance, as well as its plan to become two publicly traded companies, on Thursday, August 3, 2017 at 8:30 a.m. ET. Listeners can access the webcast live through the Company’s website at http://www.wyndhamworldwide.com/investors/. The conference call may also be accessed by dialing 800-862-9098 and providing the pass code "WYNDHAM." Listeners are urged to call at least 10 minutes prior to the scheduled start time. An archive of this webcast will be available on the website for approximately 90 days beginning at 12:00 p.m. ET on August 3, 2017. A telephone replay will be available for approximately 10 days beginning at 12:00 p.m. ET on August 3, 2017 at 800-695-2533.

PRESENTATION OF FINANCIAL INFORMATION

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing operating performance. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of the press release.

ABOUT WYNDHAM WORLDWIDE

Wyndham Worldwide (NYSE: WYN) is one of the largest global hospitality companies, providing travelers with access to a collection of trusted hospitality brands in hotels, vacation ownership, and unique accommodations including vacation exchange, holiday parks, and managed home rentals. With a collective inventory of nearly 130,000 places to stay across more than 110 countries on six continents, Wyndham Worldwide and its 38,000 associates welcomes people to experience travel the way they want. This is enhanced by Wyndham Rewards®, the Company’s re-imagined guest loyalty program across its businesses, which is making it simpler for members to earn more rewards and redeem their points faster. For more information, please visit www.wyndhamworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Worldwide makes the statements and may be identified by terminology such as “will,” “expect,” believe,” “plan,” “anticipate,” “goal,” “future,” “outlook,” guidance,” “target,” “estimate” and similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Worldwide or the post-spin companies to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, cash flow, related financial and operating measures and expectations with respect to the spin off and related transactions, as well as the post-spin companies’ future operating, financial and business performance.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, uncertainties that may delay or negatively impact the spin off or cause the spin off to not occur at all, uncertainties related to the post-spin companies’ ability to realize the anticipated benefits of the spin off, uncertainties related to Wyndham Worldwide’s ability to successfully complete the spin off on a tax-free basis within the expected time frame or at all, unanticipated developments that delay or otherwise negatively affect the spin off, uncertainties related to Wyndham Worldwide’s ability to obtain financing for the two companies or the terms of such financing, unanticipated developments related to the impact of the spin off on our relationships with our customers, suppliers, employees and others with whom we have relationships, unanticipated developments resulting from possible disruption to our operations resulting from the proposed spin-off, the potential impact of the spin-off and related transactions on Wyndham Worldwide’s credit rating, uncertainties relating to Wyndham Worldwide’s exploration of strategic alternatives for its European rentals brands and the outcome and timing of that process, as well as those factors described in Wyndham Worldwide’s Annual Report on Form 10-K, filed with the SEC on February 17, 2017, and in Wyndham Worldwide’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except for Wyndham Worldwide’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media Contacts:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Wyndham Worldwide Corporation
Earnings Release Schedules
Quarter Two - June 30, 2017
Table of Contents

Table No.

Consolidated Statements of Income (Unaudited)	1

Operating Results of Reportable Segments	2

Operating Statistics	3

Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flows (Unaudited)	4

Revenue Detail by Reportable Segment	5

Brand System Details	6

Non-GAAP Reconciliation of Adjusted Net Income and EPS	7

Non-GAAP Reconciliation of Adjusted EBITDA by Reportable Segment	8

Non-GAAP Reconciliation of Gross VOI Sales	9

Non-GAAP Reconciliation of 2017 Outlook	10

Non-GAAP Reconciliation - Constant Currency, Currency Neutral and Acquisitions	11

Schedule of Debt	12

Table 1

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net revenues
Service and membership fees	$653	$632	$1,289	$1,266
Vacation ownership interest sales	448	409	798	750
Franchise fees	177	172	318	310
Consumer financing	114	108	224	215
Other	87	82	169	165
Net revenues	1,479	1,403	2,798	2,706

Expenses
Operating	654	622	1,254	1,236
Cost of vacation ownership interests	38	32	75	68
Consumer financing interest	19	19	37	36
Marketing and reservation	231	211	426	403
General and administrative	191	185	383	372
Asset impairments	135	-	140	-
Restructuring	-	-	7	-
Depreciation and amortization	66	63	128	125
Total expenses	1,334	1,132	2,450	2,240

Operating income	145	271	348	466
Other (income)/expense, net	(3)	(6)	(4)	(16)
Interest expense	39	34	73	68
Early extinguishment of debt	-	-	-	11
Interest income	(2)	(2)	(4)	(4)

Income before income taxes	111	245	283	407
Provision for income taxes	33	89	64	156
Net income	$78	$156	$219	$251

Earnings per share
Basic	$0.75	$1.40	$2.10	$2.25
Diluted	0.75	1.39	2.09	2.23

Weighted average shares outstanding
Basic	104	111	104	112
Diluted	104	112	105	113

1

Table 2

(1 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company also uses adjusted EBITDA as a financial measure of its operating performance. The Company believes that EBITDA and adjusted EBITDA are useful measures of assessing performance of the Company and for the Company's segments which, when considered with GAAP measures, give a more complete understanding of its operating performance and assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or nonrecurring and which in our view do not necessarily reflect ongoing operating performance. We also internally use these measures to assess our operating performance, both in absolute terms and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. The Company’s presentation of EBITDA and adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile Net Income to EBITDA for the three months ended June 30, 2017 and 2016:

	Three Months Ended June 30,
	2017		2016
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$345	$106	$334	$101
Destination Network	405	89	384	85
Vacation Ownership	750	47	705	187
Total Reportable Segments	1,500	242	1,423	373
Corporate and Other (a)	(21)	(28)	(20)	(33)
Total Company	$1,479	$214	$1,403	$340

Reconciliation of Net Income to EBITDA

	Three Months Ended June 30,
	2017	2016
Net income	$78	$156
Provision for income taxes	33	89
Depreciation and amortization	66	63
Interest expense	39	34
Interest income	(2)	(2)
EBITDA	$214	$340

Note: Amounts may not add due to rounding.

(a) Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the three months ended June 30, 2017 and 2016 (for a description of adjustments and reconciliation by segment, see Table 8):

	Three Months Ended June 30,
	2017		2016
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$345	$106	$334	$101
Destination Network	405	89	384	85
Vacation Ownership	750	183	705	187
Total Reportable Segments	1,500	378	1,423	373
Corporate and Other (a)	(21)	(28)	(20)	(33)
Total Company	$1,479	$350	$1,403	$340

2

Table 2

(2 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to net income attributable to Wyndham shareholders for the six months ended June 30, 2017 and 2016:

	Six Months Ended June 30,
	2017		2016
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$643	$191	$629	$185
Destination Network	797	191	768	166
Vacation Ownership	1,399	166	1,345	323
Total Reportable Segments	2,839	548	2,742	674
Corporate and Other (a)	(41)	(68)	(36)	(67)
Total Company	$2,798	$480	$2,706	$607

Reconciliation of Net income

	Six Months Ended June 30,
	2017	2016
Net income	$219	$251
Provision for income taxes	64	156
Depreciation and amortization	128	125
Interest expense	73	68
Early extinguishment of debt	-	11
Interest income	(4)	(4)
EBITDA	$480	$607

Note: Amounts may not add due to rounding.

(a) Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the six months ended June 30, 2017 and 2016 (for a description of adjustments and reconciliation by segment, see Table 8):

	Six Months Ended June 30,
	2017		2016
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$643	$192	$629	$185
Destination Network	797	191	768	190
Vacation Ownership	1,399	306	1,345	323
Total Reportable Segments	2,839	689	2,742	698
Corporate and Other (a)	(41)	(62)	(36)	(66)
Total Company	$2,798	$627	$2,706	$632

3

Table 3

(1 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3		Q4		Full Year
Hotel Group (a)
Number of Rooms	2017	699,800	705,700		N/A		N/A		N/A
	2016	679,100	683,300		689,800		697,600		N/A
	2015	667,400	668,500		671,900		678,000		N/A
	2014	646,900	650,200		655,300		660,800		N/A

RevPAR	2017	$31.73	$39.43	$	N/A	$	N/A	$	N/A
	2016	$31.59	$39.10		$43.04		$32.92		$36.67
	2015	$32.84	$39.82		$43.34		$32.98		$37.26
	2014	$32.30	$40.11		$43.71		$34.06		$37.57

Destination Network
Average Number of Members (in 000s)	2017	3,817	3,791		N/A		N/A		N/A
	2016	3,841	3,857		3,868		3,843		3,852
	2015	3,822	3,831		3,835		3,836		3,831
	2014	3,727	3,748		3,777		3,808		3,765

Exchange Revenue Per Member	2017	$192.01	$168.27	$	N/A	$	N/A	$	N/A
	2016	$189.78	$164.61		$164.39		$151.19		$167.48
	2015	$194.06	$167.81		$163.38		$152.00		$169.29
	2014	$200.78	$179.17		$171.77		$157.24		$177.12

Vacation Rental Transactions (in 000s) (a) (b)	2017	538	461		N/A		N/A		N/A
	2016	500	409		508		350		1,767
	2015	459	390		462		319		1,630
	2014	429	376		455		293		1,552

Average Net Price Per Vacation Rental (a) (b)	2017	$343.07	$476.72	$	N/A	$	N/A	$	N/A
	2016	$366.08	$492.83		$599.59		$430.14		$475.24
	2015	$361.20	$513.14		$642.00		$452.19		$494.92
	2014	$410.04	$577.13		$727.40		$492.25		$558.95

Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2017	$439,000	$563,000	$	N/A	$	N/A	$	N/A
	2016	$428,000	$518,000		$564,000		$502,000		$2,012,000
	2015	$390,000	$502,000		$565,000		$507,000		$1,965,000
	2014	$410,000	$496,000		$513,000		$470,000		$1,889,000

Tours (in 000s)	2017	176	235		N/A		N/A		N/A
	2016	179	213		230		197		819
	2015	168	206		227		200		801
	2014	170	208		225		191		794

Volume Per Guest (VPG)	2017	$2,354	$2,302	$	N/A	$	N/A	$	N/A
	2016	$2,244	$2,328		$2,320		$2,399		$2,324
	2015	$2,177	$2,353		$2,354		$2,390		$2,326
	2014	$2,272	$2,280		$2,158		$2,336		$2,257

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions/dispositions from the acquisition/disposition dates forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	The destination network operating statistics excluding our U.K.-based camping business sold in Q4 2014 are as follows:

	Year	Q1	Q2	Q3	Q4	Full Year
Vacation Rental Transactions (in 000s)	2014	429	367	431	292	1,518
Average Net Price Per Vacation Rental	2014	$410.02	$578.02	$700.56	$492.64	$548.93

(c)	Includes Gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) Just-in-Time. (See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales).

ADDITIONAL DATA

	Year	Q1	Q2	Q3		Q4		Full Year
Hotel Group
Number of Properties	2017	8,080	8,140		N/A		N/A		N/A
	2016	7,830	7,880		7,930		8,040		N/A
	2015	7,670	7,700		7,760		7,810		N/A
	2014	7,500	7,540		7,590		7,650		N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (*)	2017	$85,000	$110,000	$	N/A	$	N/A	$	N/A
	2016	$63,000	$90,000		$104,000		$86,000		$342,000
	2015	$46,000	$60,000		$78,000		$64,000		$248,000
	2014	$60,000	$70,000		$70,000		$60,000		$260,000

Note: Full year amounts may not add across due to rounding.

(*)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

4

Table 3

(2 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Hotel Group

Number of Rooms: Represents the number of rooms at hotel group properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned and (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Destination Network

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or who are within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through one of our vacation brands. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including WAAM sales, before the net effect of percentage-of-completion accounting and loan loss provisions. We believe gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period. See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales.

Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.

Volume per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2014-2017.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation).

Currency-Neutral: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).

5

Table 4

Wyndham Worldwide Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND RECONCILIATION OF FREE CASH FLOWS

(In millions)

(Unaudited)

Condensed Consolidated Statements of Cash Flows:

	Six Months Ended June 30,
	2017	2016
Net cash provided by operating activities	$663	$706

Net cash used in investing activities	(133)	(140)

Net cash used in financing activities	(309)	(251)

Effect of changes in exchange rates on cash and cash equivalents	9	(8)

Net increase in cash and cash equivalents	$230	$307

Free Cash Flow:

We define free cash flow to be net cash provided by operating activities less property and equipment additions which we also refer to as capital expenditures.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measures of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Six Months Ended June 30,
	2017	2016
Net cash provided by operating activities	$663	$706
Less: Property and equipment additions	(82)	(90)
Free cash flow	$581	$616

6

Table 5

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2017					2016
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$79	$98	N/A	N/A	N/A	$74	$94	$105	$94	$367
Marketing, Reservation and Wyndham Rewards Revenues (a)	83	106	N/A	N/A	N/A	83	103	125	92	405
Hotel Management Reimbursable Revenues (b)	66	69	N/A	N/A	N/A	67	71	67	65	271
Intersegment Trademark Fees	13	15	N/A	N/A	N/A	13	15	16	14	56
Owned Hotel Revenues	23	21	N/A	N/A	N/A	27	19	17	17	81
Ancillary Revenues (c)	34	36	N/A	N/A	N/A	31	32	34	34	129
Total Hotel Group	298	345	N/A	N/A	N/A	295	334	364	316	1,309

Destination Network
Exchange Revenues	183	159	N/A	N/A	N/A	182	159	159	145	645
Rental Revenues	184	220	N/A	N/A	N/A	183	202	304	151	840
Ancillary Revenues (d)	24	26	N/A	N/A	N/A	20	23	23	21	86
Total Destination Network	391	405	N/A	N/A	N/A	385	384	486	317	1,571

Vacation Ownership
Vacation Ownership Interest Sales	351	448	N/A	N/A	N/A	342	409	441	415	1,606
Consumer Financing	111	114	N/A	N/A	N/A	107	108	112	113	440
Property Management Fees and Reimbursable Revenues	175	175	N/A	N/A	N/A	164	161	168	168	660
WAAM Fee-for-Service Commissions	2	4	N/A	N/A	N/A	17	16	13	-	46
Ancillary Revenues (e)	9	9	N/A	N/A	N/A	11	11	10	9	42
Total Vacation Ownership	648	750	N/A	N/A	N/A	641	705	744	705	2,794
Total Reportable Segments	$1,337	$1,500	N/A	N/A	N/A	$1,321	$1,423	$1,594	$1,338	$5,674

	2015					2014
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$74	$96	$103	$87	$361	$68	$88	$100	$83	$339
Marketing, Reservation and Wyndham Rewards Revenues (a)	96	108	112	92	407	76	101	117	91	385
Hotel Management Reimbursable Revenues (b)	61	71	73	68	273	37	39	39	39	154
Intersegment Trademark Fees	12	15	16	15	57	9	11	11	10	41
Owned Hotel Revenues	25	20	16	19	79	24	20	18	20	81
Ancillary Revenues (c)	24	24	37	33	120	23	24	30	24	101
Total Hotel Group	292	334	357	314	1,297	237	283	315	267	1,101

Destination Network
Exchange Revenues	185	161	157	146	649	187	168	162	150	667
Rental Revenues	166	200	296	144	807	176	217	331	144	868
Ancillary Revenues (d)	18	22	23	20	82	16	17	19	17	69
Total Destination Network	369	383	476	310	1,538	379	402	512	311	1,604

Vacation Ownership
Vacation Ownership Interest Sales	336	417	448	403	1,604	303	382	415	385	1,485
Consumer Financing	104	105	108	109	427	105	106	108	108	427
Property Management Fees and Reimbursable Revenues	153	149	159	155	615	143	145	150	142	581
WAAM Fee-for-Service Commissions	12	19	23	28	83	33	30	18	16	98
Ancillary Revenues (e)	12	9	12	11	43	9	10	13	17	47
Total Vacation Ownership	617	699	750	706	2,772	593	673	704	668	2,638
Total Reportable Segments	$1,278	$1,416	$1,583	$1,330	$5,607	$1,209	$1,358	$1,531	$1,246	$5,343

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners. During 2014, reimbursable revenues of $2 million in each of Q1, Q2 and Q3 and $1 million in Q4 were charged to the Company's vacation ownership business and were eliminated in consolidation.
(c)	Primarily includes additional services provided to franchisees and managed properties and fees related to our co-branded credit card program.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

7

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended June 30, 2017
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Hotel Group
Super 8	2,873	180,930	60.1%	$48.66	$29.25

Days Inn	1,777	142,304	55.1%	$69.87	$38.53

Ramada	873	122,066	56.4%	$70.95	$40.02

Wyndham Hotels and Resorts	254	55,557	61.5%	$103.26	$63.53

Howard Johnson	364	42,650	52.6%	$60.22	$31.70

Baymont	449	35,135	56.9%	$73.20	$41.65

Travelodge	415	30,622	54.1%	$72.65	$39.34

Microtel Inns & Suites by Wyndham	337	24,278	61.7%	$71.55	$44.15

Knights Inn	364	22,098	49.0%	$51.11	$25.05

TRYP by Wyndham	115	16,031	71.2%	$83.01	$59.13

Wingate by Wyndham	155	14,215	66.6%	$92.99	$61.90

Hawthorn Suites by Wyndham	108	10,613	68.3%	$83.52	$57.07

Dolce	19	4,394	56.2%	$164.17	$92.24

Trademark (*)	15	2,555	N/A	N/A	N/A

Dazzler	12	1,525	65.3%	$93.27	$60.90

Esplendor	10	697	63.8%	$79.41	$50.63

Total Hotel Group	8,140	705,670	57.9%	$68.09	$39.43

Vacation Ownership
Wyndham Vacation Ownership resorts	221	24,918	N/A	N/A	N/A

Total Wyndham Worldwide	8,361	730,588

NOTE: A glossary of terms is included in Table 3 (4 of 4); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

(*) Rooms added at days end on June 30, 2017, therefore, RevPAR, Occupancy and Average Daily Rate statistics are not applicable.

	As of and For the Three Months Ended June 30, 2016
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Hotel Group
Super 8	2,707	172,924	60.4%	$49.33	$29.81

Days Inn	1,791	142,987	53.6%	$68.92	$36.92

Ramada	842	117,964	56.5%	$72.86	$41.18

Wyndham Hotels and Resorts	226	49,776	62.3%	$106.74	$66.52

Howard Johnson	377	43,538	49.5%	$60.57	$29.99

Baymont	424	33,711	55.0%	$71.93	$39.58

Travelodge	404	29,705	53.1%	$71.45	$37.96

Microtel Inns & Suites by Wyndham	334	24,102	59.9%	$69.69	$41.77

Knights Inn	381	23,228	48.3%	$50.28	$24.27

TRYP by Wyndham	113	16,120	70.2%	$79.96	$56.09

Wingate by Wyndham	148	13,493	68.1%	$93.21	$63.49

Hawthorn Suites by Wyndham	107	10,618	70.0%	$82.98	$58.06

Dolce	22	5,110	55.9%	$171.50	$95.89

Total Hotel Group	7,876	683,276	57.2%	$68.30	$39.10

Vacation Ownership
Wyndham Vacation Ownership resorts	216	24,475	N/A	N/A	N/A

Total Wyndham Worldwide	8,092	707,751

Note: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

8

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Six Months Ended June 30, 2017
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Hotel Group
Super 8	2,873	180,930	56.5%	$46.67	$26.35

Days Inn	1,777	142,304	50.2%	$67.75	$34.00

Ramada	873	122,066	53.2%	$70.31	$37.44

Wyndham Hotels and Resorts	254	55,557	57.4%	$102.33	$58.69

Howard Johnson	364	42,650	49.2%	$58.77	$28.92

Baymont	449	35,135	51.5%	$70.39	$36.26

Travelodge	415	30,622	48.8%	$69.89	$34.13

Microtel Inns & Suites by Wyndham	337	24,278	56.9%	$68.87	$39.21

Knights Inn	364	22,098	45.2%	$50.03	$22.63

TRYP by Wyndham	115	16,031	64.7%	$78.84	$51.00

Wingate by Wyndham	155	14,215	61.9%	$89.59	$55.45

Hawthorn Suites by Wyndham	108	10,613	65.0%	$83.15	$54.01

Dolce	19	4,394	51.4%	$159.60	$81.96

Trademark (*)	15	2,555	N/A	N/A	N/A

Dazzler	12	1,525	64.4%	$92.58	$59.60

Esplendor	10	697	64.8%	$85.42	$55.39

Total Hotel Group	8,140	705,670	53.8%	$66.24	$35.61

Vacation Ownership
Wyndham Vacation Ownership resorts	221	24,918	N/A	N/A	N/A

Total Wyndham Worldwide	8,361	730,588

NOTE: A glossary of terms is included in Table 3 (4 of 4); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

(*) Rooms added at days end on June 30, 2017, therefore, RevPAR, Occupancy and Average Daily Rate statistics are not applicable.

	As of and For the Six Months Ended June 30, 2016
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Hotel Group
Super 8	2,707	172,924	56.0%	$47.68	$26.69

Days Inn	1,791	142,987	49.0%	$66.61	$32.60

Ramada	842	117,964	52.7%	$73.28	$38.65

Wyndham Hotels and Resorts	226	49,776	58.5%	$105.36	$61.64

Howard Johnson	377	43,538	46.8%	$60.19	$28.17

Baymont	424	33,711	50.0%	$69.32	$34.66

Travelodge	404	29,705	49.2%	$67.64	$33.29

Microtel Inns & Suites by Wyndham	334	24,102	55.5%	$66.91	$37.14

Knights Inn	381	23,228	44.9%	$49.58	$22.25

TRYP by Wyndham	113	16,120	62.3%	$76.80	$47.84

Wingate by Wyndham	148	13,493	62.2%	$90.16	$56.04

Hawthorn Suites by Wyndham	107	10,618	66.2%	$82.88	$54.84

Dolce	22	5,110	50.6%	$162.73	$82.42

Total Hotel Group	7,876	683,276	53.0%	$66.76	$35.35

Vacation Ownership
Wyndham Vacation Ownership resorts	216	24,475	N/A	N/A	N/A

Total Wyndham Worldwide	8,092	707,751

Note: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

9

Table 7

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME AND EPS

(In millions, except per share data)

	Location on Consolidated Statements of Income	Three Months Ended June 30,
		2017	2016
Diluted weighted average shares outstanding		104	112

Diluted EPS		$0.75	$1.39

Net income		$78	$156

Adjustments:
VOI inventory impairments (a)	Asset impairments	135	-
Acquisition costs (b)	Operating	-	1
Total adjustments before tax		135	1
Income tax (benefit)/expense (c) (d)	Provision for income taxes	(54)	(1)
Total adjustments after tax		81	-

Adjustments - EPS impact		$0.78	$0.01

Adjusted Net income		$159	$156

Adjusted diluted EPS		$1.53	$1.40

Note: Amounts may not add due to rounding.

(a)	Represents non-cash impairment charges primarily related to the writedown of undeveloped VOI land resulting from the Company's decision to no longer pursue future development at certain locations.
(b)	Represents costs related to an acquisition that closed on July 1, 2016 at the Company's destination network business.
(c)	The amount for 2017 relates to (i) the tax effect of the adjustments and (ii) a tax benefit recognized from an internal restructuring.
(d)	The amount for 2016 relates to the tax effect of the adjustments.

The above tables reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

10

Table 7

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME AND EPS

(In millions, except per share data)

	Location on Consolidated Statements of Income	Six Months Ended June 30,
		2017	2016
Diluted weighted average shares outstanding		105	113

Diluted EPS		$2.09	$2.23

Net income		$219	$251

Adjustments:
VOI inventory impairments (a)	Asset impairments	135	-
Restructuring costs (b)	Restructuring	7	-
Asset impairment (c)	Asset impairments	5	-
Venezuela currency devaluation (d)	Operating	-	24
Acquisition costs (e)	Operating	-	1
Legacy costs (f)	General and administrative	-	1
Early extinguishment of debt (g)	Early extinguishment of debt	-	11
Total adjustments before tax		147	37
Income tax (benefit)/expense (h) (i)	Provision for income taxes	(87)	(5)
Total adjustments after tax		61	32

Total adjustments - EPS impact		$0.58	$0.29

Adjusted net income attributable to Wyndham shareholders		$280	$283

Adjusted diluted EPS		$2.66	$2.52

Note: Amounts may not add due to rounding.

(a)	Represents non-cash impairment charges primarily related to the writedown of undeveloped VOI land resulting from the Company's decision to no longer pursue future development at certain locations.
(b)	Relates to expenses associated with restructuring initiatives at the Company's (i) corporate operations which focused on rationalizing its sourcing function and outsourcing certain information technology functions and (ii) hotel group business which primarily focused on realigning its brand operations.
(c)	Represents a non-cash impairment charge related to the write-down of assets resulting from the decision to abandon a new product initiative at the Company's vacation ownership business.
(d)	Represents the impact from the devaluation of the exchange rate of Venezuela at the Company's destination network business during 2016.
(e)	Represents costs related to an acquisition that closed July 1, 2016 at the Company's destination network business.
(f)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from the Company's separation from Cendant.
(g)	Represents costs incurred in connection with the Company's early repurchase of its 6.0% senior unsecured notes during 2016.
(h)	The amount for 2017 relates to (i) the tax effect of the adjustments and (ii) a tax benefit on foreign currency losses recognized from an internal restructuring.
(i)	The amount for 2016 relates to (i) the tax effect of the adjustments. There was no tax benefit associated with the $24 million Venezuela currency devaluation adjustment.

The above tables reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

11

Table 8

(1 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

(In millions)

		Restructuring	Asset	VOI Inventory	Adjusted
	EBITDA	Costs (b)	Impairment (c)	Impairment (d)	EBITDA
Three months ended March 31, 2017
Hotel Group	$85	$1	$-	$-	$85
Destination Network	102	-	-	-	102
Vacation Ownership	118	-	5	-	124
Total Reportable Segments	305	1	5	-	311
Corporate and Other (a)	(39)	6	-	-	(33)
Total Company	$266	$7	$5	-	$278

Three months ended June 30, 2017
Hotel Group	$106	$-	$-	$-	$106
Destination Network	89	-	-	-	89
Vacation Ownership	47	-	-	135	183
Total Reportable Segments	242	-	-	135	378
Corporate and Other (a)	(28)	-	-	-	(28)
Total Company	$214	$-	$-	$135	$350

Note: Amounts may not add down or across due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Relates to expenses associated with restructuring initiatives at the Company's (i) corporate operations which focused on rationalizing its sourcing function and outsourcing certain information technology functions and (ii) hotel group business which primarily focused on realigning its brand operations.
(c)	Represents a non-cash impairment charge related to the write-down of assets resulting from the decision to abandon a new product initiative.
(d)	Represents non-cash impairment charges primarily related to the writedown of undeveloped VOI land resulting from the Company's decision to no longer pursue future development at certain locations.

12

Table 8

(2 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

(In millions)

		Venezuela					Executive	Bargain
		Currency	Acquisition	Legacy	Restructuring	Contract	Departure	Purchase	Adjusted
	EBITDA	Devaluation (b)	Costs (c)	Costs (d)	Costs (e)	Termination (f)	Costs (g)	Gain (h)	EBITDA
Three months ended March 31, 2016
Hotel Group	$84	$-	$-	$-	$-	$-	$-	$-	$84
Destination Network	81	24	-	-	-	-	-	-	105
Vacation Ownership	136	-	-	-	-	-	-	-	136
Total Reportable Segments	301	24	-	-	-	-	-	-	325
Corporate and Other (a)	(34)	-	-	-	-	-	-	-	(34)
Total Company	$267	$24	$-	$-	$-	$-	$-	$-	$291

Three months ended June 30, 2016
Hotel Group	$101	$-	$-	$-	$-	$-	$-	$-	$101
Destination Network	85	-	1		-	-	-	-	85
Vacation Ownership	187	-	-	-	-	-	-	-	187
Total Reportable Segments	373	-	1	-	-	-	-	-	373
Corporate and Other (a)	(33)	-	-	-	-	-	-	-	(33)
Total Company	$340	$-	$1	$-	$-	$-	$-	$-	$340

Three months ended September 30, 2016
Hotel Group	$107	$-	$-	$-	$3	$7	$-	$-	$117
Destination Network	138	-	-	-	4	-	-	-	142
Vacation Ownership	189	-	-	-	6	-	-	-	195
Total Reportable Segments	434	-	-	-	13	7	-	-	454
Corporate and Other (a)	(32)	-		(1)	1	-	-	-	(31)
Total Company	$402	$-	$-	$(1)	$14	$7	$-	$-	$423

Three months ended December 31, 2016
Hotel Group	$99	$-	$1	$-	$(1)	$-	$-	$-	$99
Destination Network	53	-	1	-	-	-	-	(2)	52
Vacation Ownership	182	-		-	2	-	6	-	191
Total Reportable Segments	334	-	2	-	1	-	6	(2)	342
Corporate and Other (a)	(12)	-	-	(11)	-	-	-	-	(24)
Total Company	$322	$-	$2	$(11)	$1	$-	$6	$(2)	$318

Note: Amounts may not add across due to rounding. The sum of the quarters may not add down due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Represents the impact from the devaluation of the exchange rate of Venezuela.
(c)	Represents costs related to acquisitions.
(d)	Relates to a benefit from adjustments to certain contingent liabilities from the Company's separation from Cendant.
(e)	Relates to costs incurred due to enhancing organizational efficiency and rationalizing existing facilities across the Company.
(f)	Relates to additional costs associated with the termination of a management contract.
(g)	Represents costs associated with the departure of the chief executive officer at the Company's vacation ownership business.
(h)	Represents a gain from a bargain purchase on an acquisition of a vacation rentals business.

13

Table 8

(3 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

SHARED-BASED COMPENSATION EXPENSE

(In millions)

The following tables provide detail regarding share-based compensation expense which is included within adjusted EBITDA:

	2017
	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA	$278	$350	N/A	N/A	N/A
Share-based compensation expense (*)	14	14	N/A	N/A	N/A
Adjusted EBITDA excluding share-based compensation expense	$292	$364	N/A	N/A	N/A

	2016
	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA	$291	$340	$423	$318	$1,373
Share-based compensation expense (*)	13	20	14	13	61
Adjusted EBITDA excluding share-based compensation expense	$304	$360	$437	$331	$1,434

Note: Full year amounts may not add across due to rounding.

(*)	Excludes share-based compensation expenses for which there was no impact on adjusted EBITDA. Such costs amounted to $1 million during both Q1 2017 and Q2 2017. During 2016, such costs amounted to $1 million during Q1, Q2 and Q3, and $4 million during Q4 and $7 million for the full year. The Company believes providing adjusted EBITDA with the additional exclusion of share-based compensation expense assists our investors and management by providing an additional financial measure to evaluate ongoing operations by excluding the variations among companies in timing, amount and reporting of share-based compensation expense, which may differ significantly among companies.

14

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF GROSS VOI SALES

(In millions)

GROSS VOI SALES

We believe gross vacation ownership sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

The following table provides a reconciliation of Gross VOI sales (see Table 3) to vacation ownership interest sales (see Table 5):

Year
2017	Q1	Q2	Q3		Q4		Full Year

Gross VOI sales	$439	$563	$	N/A	$	N/A	$	N/A
Less: Sales under WAAM Fee-for-Service	(3)	(5)		N/A		N/A		N/A
Gross VOI sales, net of WAAM Fee-for-Service sales	436	558		N/A		N/A		N/A
Less: Loan loss provision	(85)	(110)		N/A		N/A		N/A
Vacation ownership interest sales	$351	$448	$	N/A	$	N/A	$	N/A

2016

Gross VOI sales	$428	$518	$564	$502	$2,012
Less: Sales under WAAM Fee-for-Service	(23)	(20)	(20)	(1)	(64)
Gross VOI sales, net of WAAM Fee-for-Service sales	405	498	544	501	1,948
Less: Loan loss provision	(63)	(90)	(104)	(86)	(342)
Vacation ownership interest sales	$342	$409	$441	$415	$1,606

2015

Gross VOI sales	$390	$502	$565	$507	$1,965
Less: Sales under WAAM Fee-for-Service	(21)	(26)	(37)	(42)	(126)
Gross VOI sales, net of WAAM Fee-for-Service sales	369	477	528	464	1,838
Less: Loan loss provision	(46)	(60)	(78)	(64)	(248)
Less: Impact of percentage-of-completion accounting	13	-	(2)	2	13
Vacation ownership interest sales	$336	$417	$448	$403	$1,604

2014

Gross VOI sales	$410	$496	$513	$470	$1,889
Less: Sales under WAAM Fee-for-Service	(44)	(40)	(27)	(21)	(132)
Gross VOI sales, net of WAAM Fee-for-Service sales	366	456	486	449	1,757
Less: Loan loss provision	(60)	(70)	(70)	(60)	(260)
Less: Impact of percentage-of-completion accounting	(3)	(4)	(1)	(4)	(12)
Vacation ownership interest sales	$303	$382	$415	$385	$1,485

Note: Amounts may not add due to rounding.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2	Q3		Q4		Full Year

2017	$25	$22	$	N/A	$	N/A	$	N/A
2016	$25	$22		$31		$30		$108
2015	$24	$17		$32		$27		$100
2014	$25	$21		$27		$24		$97

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Table 10

Wyndham Worldwide Corporation

2017 OUTLOOK - NON-GAAP

(In millions, except per share data)

	Outlook (a)	Outlook (a)
	As Adjusted	As Adjusted
	(Non-GAAP)	(Non-GAAP)
	Low	High

Net revenues	$5,800	$5,950

Adjusted EBITDA	$1,410	$1,440
Depreciation and amortization	(268)	(263)
Interest expense, net	(152)	(148)
Adjusted income before taxes	990	1,023
Income taxes	(359)	(371)
Adjusted net income	$631	$652

Adjusted diluted earnings per share	$6.04	$6.24

Diluted shares	104.5	104.5

In determining adjusted EBITDA, adjusted Net Income and adjusted EPS, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. A description of the adjustments which have been applicable in determining adjusted EBITDA, adjusted Net Income and adjusted EPS is included in Tables 7 and 8. The Company is providing outlook on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of potential adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted, such as acquisitions, legacy expenses, restructuring events, asset impairments, contract terminations, currency devaluations, or early extinguishment of debt instruments. Based on past reported results, where one or more of these items have been applicable, such excluded special items could be material, individually or in the aggregate, to the reported results. See Tables 7 and 8 for historical adjustments.

(a)	Outlook represents Company's approximate projection of performance for the outlook period. Projections may not total because the Company does not expect the actual results of all items to be at the precise amount simultaneously.

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Table 11

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION - CONSTANT CURRENCY, CURRENCY NEUTRAL AND ACQUISITIONS

(In millions, except per share data)

The Company reports certain current year period financial measures on a constant currency and currency-neutral basis and excluding the impact of acquisitions. The Company believes providing certain financial measures on a constant currency and currency-neutral basis as well as excluding the impact of acquisitions assists management and investors in better understanding underlying results and trends by excluding the impact of period over period changes in foreign exchange rates and changes resulting from acquisitions.

Constant currency results assume foreign results are translated from foreign currencies to the U.S. dollar at exchange rates consistent with those in the comparable period.

Currency Neutral results (i) assume foreign results are translated from foreign currencies to the U.S. dollar at exchange rates consistent with those in the comparable period and (ii) eliminating foreign exchange related activities such as foreign exchange hedges, balance sheet remeasurements, currency devaluations and/or other adjustments.

Acquisition results are defined as the incremental period over period changes in the Company's results directly attributable to acquisitions.

Revenues in Constant Currency and Excluding Acquisitions:	Three Months Ended June 30,
	2017	2016	% Change
Total revenues as reported	$1,479	$1,403	5%
Adjustments:
Incremental revenues from acquisitions	(14)	-	*
Foreign currency - constant currency	10	-	*
Total revenues in constant currency	$1,475	$1,403	5%

Hotel Group revenues as reported	$345	$334	3%
Adjustments:
Incremental revenues from acquisitions	(1)	-	*
Foreign currency - constant currency	1	-	*
Hotel Group revenues in constant currency and excluding acquisitions	$345	$334	3%

Destination Network revenues as reported	$405	$384	5%
Adjustments:
Incremental revenues from acquisitions	(12)	-	*
Foreign currency - constant currency	10	-	*
Destination Network revenues in constant currency and excluding acquisitions	$403	$384	5%

Exchange revenues as reported	$159	$159	*
Adjustments:
Foreign currency - constant currency	1	-	*
Total Exchange revenues in constant currency	$160	$159	1%

Rental revenues as reported	$220	$202	9%
Adjustments:
Incremental revenues from acquisitions	(9)	-	*
Foreign currency - constant currency	9	-	*
Total Rental revenues in constant currency and excluding acquisitions	$220	$202	9%

Currency-neutral Adjusted EBITDA:	Three Months Ended June 30,
	2017	2016	% Change
Hotel Group EBITDA (a)	$106	$101	5%
Adjustments:
Foreign currency - currency-neutral	1	-	*
Hotel Group currency-neutral Adjusted EBITDA	$107	$101	6%

EBITDA in Constant Currency and Excluding Acquisitions:	Three Months Ended June 30,
	2017	2016	% Change
Total Adjusted EBITDA (a)	$350	$340	3%
Adjustments:
Foreign currency - currency-neutral	3	-	*
Incremental EBITDA from acquisitions	(1)	-	*
Total currency-neutral adjusted EBITDA excluding acquisitions	$352	$340	4%

Destination Network EBITDA (a)	$89	$85	5%
Adjustments:
Foreign currency - currency-neutral	2	-	*
Incremental EBITDA from acquisitions	(1)	-	*
Destination Network currency-neutral EBITDA excluding acquisitions	$90	$85	6%

*	Not meaningful.
(a)	See Table 8 for a reconciliation of EBITDA to adjusted EBITDA and Table 2 for a reconciliation of Net Income to EBITDA.

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Table 12

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	June 30,	December 31,	June 30,
	2017	2016	2016

Securitized vacation ownership debt: (a)
Term notes	$1,648	$1,857	$1,717
Bank conduit facility (b)	404	284	315
Total securitized vacation ownership debt (c)	2,052	2,141	2,032
Less: Current portion of securitized vacation ownership debt	185	195	198
Long-term securitized vacation ownership debt	$1,867	$1,946	$1,834

Debt:
Revolving credit facility (due July 2020) (d)	$9	$14	$16
Commercial paper (e)	355	427	408
Term loan (due March 2021)	324	323	323
$300 million 2.95% senior unsecured notes (due March 2017) (f)	-	300	300
$14 million 5.75% senior unsecured notes (due February 2018) (g)	14	14	14
$450 million 2.50% senior unsecured notes (due March 2018) (g)	449	449	449
$40 million 7.375% senior unsecured notes (due March 2020)	40	40	40
$250 million 5.625% senior unsecured notes (due March 2021)	248	248	247
$650 million 4.25% senior unsecured notes (due March 2022)	648	648	648
$400 million 3.90% senior unsecured notes (due March 2023)	406	407	407
$300 million 4.15% senior unsecured notes (due April 2024)	297	-	-
$350 million 5.10% senior unsecured notes (due October 2025)	339	338	338
$400 million 4.50% senior unsecured notes (due April 2027)	400	-	-
Capital leases	144	143	152
Other	35	20	32
Total long-term debt	3,708	3,371	3,374
Less: Current portion of long-term debt	41	34	46
Long-term debt	$3,667	$3,337	$3,328

(a)	The Company's vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities ("SPEs") that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company's creditors and legally are not the Company's assets. Additionally, the non-recourse debt that is securitized through the SPEs is legally not a liability of the Company and thus, the creditors of these SPEs have no recourse to the Company for principal and interest.

(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through August 2018 and borrowing capacity of $650 million. As of June 30, 2017, this facility had a remaining borrowing capacity of $246 million.

(c)	This debt is collateralized by $2,558 million, $2,601 million and $2,526 million, of underlying vacation ownership contract receivables and related assets as of June 30 2017, December 31, 2016, and June 30, 2016, respectively.

(d)	Represents a $1.5 billion revolving credit facility that expires in July 2020. As of June 30 2017, the Company had $1 million of outstanding letters of credit. After considering outstanding commercial paper borrowings of $355 million, the remaining borrowing capacity was $1.1 billion as of June 30, 2017.

(e)	Represents commercial paper programs of $1.25 billion with a remaining borrowing capacity of $895 million as of June 30, 2017.

(f)	Classified as long-term as of December 31, 2016 and June 30, 2016 as the Company had the intent to refinance such debt on a long-term basis and the ability to do so with its revolving credit facility.

(g)	Classified as long-term as of June 30, 2017 as the Company has the intent to refinance such debt on a long-term basis and the ability to do so with its revolving credit facility.

18